EXHIBIT 32

Certification Pursuant to 18 U.S.C. Section 1350, As Adopted
Pursuant to
Section 906 Of The Sarbanes-Oxley Act Of 2002

In connection with the Quarterly Report of DSE Fishman, Inc. (the "Company") on Form 10-QSB for the period ended January 31, 2006 as filed with Securites and Exchange Commission on the date hereof (the "Report"), I, Lisa Fincher, Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pusuant to § 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1.	The Report fully complies with requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2006

By: /s/ Lisa Fincher

Lisa Fincher
Chief Executive Officer and Chief Financial Officer